EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-130049) of Bayou City Exploration, Inc. of our report dated April 20, 2007, related to the financial statements of Bayou City Exploration, Inc. which appears in this Annual Report on Form 10-KSB of Bayou City Exploration, Inc. for the year ended December 31, 2006.

/s/ Mountjoy & Bressler, LLP
Mountjoy & Bressler, LLP
Louisville, Kentucky
April 20, 2007